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IDS Equity Select Fund, Inc.
File No. 2-13188/811-772

EXHIBIT INDEX

Exhibit 5:     Investment Management Services Agreement.

Exhibit 6:     Distribution Agreement.

Exhibit 8(a):  Custodian Agreement.

Exhibit 8(b):  Custody Agreement.

Exhibit 9(b):  Transfer Agency Agreement.

Exhibit 9(d):  Shareholder Service Agreement.

Exhibit 9(e):  Administrative Services Agreement.

Exhibit 11:    Independent Auditors' Consent.

Exhibit 15:    Plan and Agreement of Distribution.

Exhibit 17:    Financial Data Schedule.

Exhibit 19(a): Directors' Power of Attorney.